UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2012, ZaZa Energy Corporation (the “Company”) announced that Todd Alan Brooks, age 37, has been appointed as President of the Company.  Mr. Brooks, who previously served as Executive Director — Land, Legal and Finance, will continue to serve as a member of the board of directors (the “Board”) of the Company.

In addition to those transactions that have previously been publicly disclosed, Mr. Brooks holds 25% of the partnership interests of Lot-A-Go 5 (‘‘LG5’’), an airplane rental company. From time to time, ZaZa LLC rented a plane for business travel reasons. ZaZa LLC was charged for the pilots’ time, hanger fees and fuel. ZaZa LLC paid LG5 approximately $700,000 for such expenses for the period ended December 31, 2011. In addition, LG5 provided a short-term working capital no interest loan of $220,000, of which $80,000 remained outstanding at December 31, 2011. The relationship between LG5 and the Company was terminated in the second quarter of 2012.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release, dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: May 21, 2012	By:	/s/ Charles Campise
	Name:	Charles Campise
	Title:	Chief Financial Officer